Exhibit 99.1

          Haber, Inc. to be Represented in Australia by UMACO Pty Ltd

          Australian Mining Company Will Market and Distribute Haber's
             Environmentally Friendly Gold Technologies in Australia

    ARLINGTON, Mass.--(BUSINESS WIRE)--April 16, 2007--Haber, Inc., (OTC: HABE), www.habercorp.com, a Massachusetts based company with proprietary technology for the environmentally friendly processing of precious metal bearing ores and electronic scrap (e-scrap), announced today that UMACO Pty Ltd, www.umacogold.com.au, an Australian based company will be representing Haber in Australia on distribution and marketing of the Haber Gold Process and related technology. UMACO is a diverse Australian mining company with 26 years experience in mining and exploration of Australian resources.

    Haber president, Albert Conti said, "We are very pleased to have the UMACO organization represent our interests in Australia. The opportunities in Australia mining sector are a significant opportunity for our Company. Members of the UMACO organization have been collaborating with Haber for more than four years and understand our technology. Their aggressive, professional approach and significant relationships within Australia's mining community will provide the desired marketing exposure required for Haber to make introduction in the Australian markets."

    UMACO Managing Director, Warren Geary stated, "The Haber process is unique in the world in its ability to effectively extract gold from a variety of environments in a completely ecologically safe manner. We see tremendous application for this technology, particularly within indigenous areas, where artisinal local miners have been suffering the effects of the use of highly toxic substances such as cyanide and mercury."

    Conti continued that "this agreement with UMACO demonstrates our continuing commitment to pursue opportunities on an international level. With our environmentally friendly Haber Gold Process, we have experienced increased interest from a number of international sources that recognize the ever-growing environmental concerns that we believe our technology can successfully address and resolve in many situations."

    About UMACO, Pty Ltd

    UMACO is diverse Australian mining company with 26 years experience in mining and exploring Australian mining resources. The Company was founded in North Queensland, Australia and was incorporated in mid 2003. The Company is active as miners, consultants and brokers of Australian mining resources. In conjunction with its own mining and exploration activities, UMACO also provides brokerage and mandates between precious gold and base metals producers, sellers and buyers for other mining producers. For more information, visit the company's website at www.umacogold.com.au

    About Haber, Inc.

    Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. These technologies include the company's Haber Gold Process (HGP), a chemical system discovered by Norman Haber, the chairman of the company, for the hydrometallurgical extraction of gold from its ores. The Haber Gold Process is both non-toxic and more efficient than conventional solvents such as cyanide. This technology accelerates the gold extraction rate and may increase gold recovery from its ores by a substantial factor. The company's Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules. It is distinguished from the techniques of electrophoresis and chromatography by its wide variety of potential applications and the greater speed and control of the results. For more information, call Peter R. D'Angelo (781) 643-2727, or visit the company's website at www.habercorp.com

    Safe Harbor Statement

    Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of the Company are qualified. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

    CONTACT: Haber, Inc.
             Peter R. D'Angelo, 781-643-2727